Exhibit (a)(1)(L)

INSTRUCTION FORM

Holders of Class A Common Shares (CUSIP Number

250565108) issued pursuant to the exercise of vested stock

options or the vesting and settlement of restricted stock

units granted under the 2005 DSW Inc. Equity Plan and/or

the Designer Brands Inc. 2014 Long-Term Incentive Plan

(as amended and restated)

With

Respect to

the Offer by

DESIGNER BRANDS INC.

To Purchase For Cash

Pursuant to the Offer to Purchase Dated June 8, 2023

and the Supplement to Offer to Purchase Dated

June 23, 2023

Up to $100 million of its Class A

Common Shares at a Cash Purchase

Price not more than $10.00

nor less than $8.75 per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON JULY 7, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

THIS INSTRUCTION FORM SHOULD BE COMPLETED, SIGNED AND SENT PROMPTLY IN ORDER TO PERMIT THE DEPOSITARY, AS DEFINED BELOW, TO SUBMITTED A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE OFFER TO PURCHASE. DESPITE THE EXPIRATION DATE, WE MUST RECEIVE YOUR INSTRUCTIONS NO LATER THAN 5:00 PM, NEW YORK CITY TIME, ON JULY 5, 2023 IN ORDER TO BE ABLE TO ACT ON YOUR INSTRUCTIONS (UNLESS THE EXPIRATION DATE IS EXTENDED BY DESIGNER BRANDS INC. (THE “COMPANY”), IN WHICH CASE WE WOULD NEED TO RECEIVE YOUR INSTRUCTIONS NO LATER THAN 5:00 PM, NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO SUCH EXTENDED EXPIRATION DATE).

The Instruction Form is being provided by Computershare Trust Company, N.A. (the “Depositary”) to Holders of Class A Common Shares, without par value (each, a “Share” and, collectively, the “Shares”) of the Company issued pursuant to the exercise of vested stock options or the vesting and settlement of restricted stock units granted by the Company under the 2005 DSW Inc. Equity Plan and/or the Designer Brands Inc. 2014 Long-Term Incentive Plan (as amended and restated) (together, the “Equity Incentive Plans”), for which Morgan Stanley is the administrator (the “Plan Administrator”). If you have questions or need assistance, you should contact the Georgeson LLC (the “Information Agent”) at 1 (888) 206-5896.

This Instruction Form must be delivered to the Depositary at the address set forth below. Delivery of this Instruction Form to an address other than as set forth below will not constitute a valid delivery to the Depositary. Deliveries to the Company, BofA Securities, Inc. and BMO Capital Markets Corp., the Dealer Managers for the tender offer (the “Dealer Managers”), the Information Agent, the Plan Administrator or to The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Instruction Form should be read carefully, together with the Offer to Purchase, dated June 8, 2023, as amended by the Supplement to Offer to Purchase, dated June 23, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase,” and together with other related materials, as each may be amended or supplemented from time to time, the “Offer”) before this Instruction Form is completed.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED: SHARES1

CHECK ONLY THE BOX UNDER 1 OR 2 BELOW.

IF BOTH BOXES UNDER 1 OR 2 ARE CHECKED OR IF NEITHER OF THE BOXES UNDER 1 OR 2

ARE CHECKED, THERE IS NO VALID TENDER OF SHARES.

1.	SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

☐

By checking this box INSTEAD OF ONE OF THE BOXES UNDER 2 BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined pursuant to the Offer. This action will maximize the chance of having the Company purchase all of the Shares tendered by the undersigned (subject to the possibility of proration). The undersigned understands that this election could result in the tendered shares being purchased at the minimum price of $8.75 per Share.

- OR -

2.	SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER 1 ABOVE, the undersigned hereby tenders Shares at the price checked in the corresponding box in the section below captioned “Price per Share at which Shares are Being Tendered.” This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the purchase price. All Shares so purchased by the Company will be purchased at the same price regardless of whether the shareholder tendered at a lower price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless such Shares were previously withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED.

CHECK ONLY ONE BOX BELOW: IF MORE THAN ONE BOX BELOW IS CHECKED OR IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

☐ $8.75	☐	$8.80	☐	$8.90	☐	$8.95
☐ $9.00	☐	$9.05	☐	$9.15	☐	$9.20
☐ $9.25	☐	$9.30	☐	$9.40	☐	$9.45
☐ $9.50	☐	$9.55	☐	$9.65	☐	$9.70
☐ $9.75	☐	$9.80	☐	$9.90	☐	$9.95
☐ $10.00

[1]	Unless otherwise indicated, it will be assumed that all shares held by the Plan Administrator for your account are to be tendered.

ODD LOTS

As described in “The Offer” of the Offer to Purchase, under certain conditions, a shareholder owning beneficially or of record an aggregate of fewer than 100 Shares, and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

In addition, the undersigned is tendering all such Shares either (check one box):

☐

At the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Price per Share at which Shares are Being Tendered”); or

☐	At the price per Share indicated above in the section captioned “Price per Share at which Shares are Being Tendered.”

CONDITIONAL TENDER

As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. IT IS THE TENDERING SHAREHOLDER’S RESPONSIBILITY TO CALCULATE THE MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED FROM THE SHAREHOLDER IN ORDER FOR THE SHAREHOLDER TO QUALIFY FOR SALE OR EXCHANGE (RATHER THAN DISTRIBUTION) TREATMENT FOR U.S. FEDERAL INCOME TAX PURPOSES. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS BEFORE COMPLETING THIS SECTION. NO ASSURANCES CAN BE PROVIDED THAT A CONDITIONAL TENDER WILL ACHIEVE THE INTENDED U.S. FEDERAL INCOME TAX RESULT FOR ANY SHAREHOLDER TENDERING SHARES. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is:

         Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

As a holder of Class A Common Shares issued pursuant to the exercise of vested stock options or the vesting and settlement of restricted stock units granted under the 2005 DSW Inc. Equity Plan and/or the Designer Brands Inc. 2014 Long-Term Incentive Plan (as amended and restated), I acknowledge receipt of the Offer to Purchase.

I hereby direct the Depositary to provide instructions to the Plan Administrator to tender or not to tender the Shares allocated to my account as indicated above.

I understand that if I sign, date and return this Instruction Form but do not provide the Depositary with direction, the Depositary and, as a result, the Plan Administrator, will treat this action as an instruction by me not to tender the Shares allocated to my account.

SIGNED

By:

Name:

Date:

Daytime Telephone number:

Your instructions may be changed or revoked at any time up until the deadline by delivering a new Instruction Form to the Depositary.

You may return your Instruction Form in the enclosed envelope:

By First Class, Registered or Certified Mail:

COMPUTERSHARE TRUST CO. N.A.

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

By Express or Overnight Delivery:

COMPUTERSHARE TRUST CO. N.A.

c/o Voluntary Corporate Actions

150 Royall Street, Suite V

Canton, MA 02021

NOTE: YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL